SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[     ]  Preliminary Proxy Statement
[     ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[     ]  Soliciting Material under Rule 14a-12

TRI-VALLEY CORPORATION
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[     ]  Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[     ]  Fee paid previously with preliminary materials.
[     ]  Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

The Following Email Has Been Sent to Selected Stockholders of Tri-Valley Corporation

From: Ted Pompa
Sent: Saturday, June 12, 2010 1:13 PM
To: Information
Subject: Upcoming TVC Annual Meeting

Just a short note to remind those of you who also hold Tri-Valley shares that Tri-Valley’s annual meeting is this coming Friday, June 18 at 10 am at the Four Points Sheraton in Bakersfield.  Registration will begin at 9 am.

Please remember to vote your shares, either before the meeting online (www.proxyvote.com ) or by phone (1-800-454-8683 or 1-800-690-6903) or in person at the meeting.  If you have misplaced your voting forms, please contact Jim Eriksen at Broadridge (James.Eriksen@broadridge.com ).  He can look up your control numbers so you can vote online.  There will also be blank proxies available at the meeting.  If you own your shares in street name (i.e. through a broker) you will need to know the exact number of shares that you own in order for Tri-Valley to accept your proxy.

Please call or e-mail if you have any questions.

Sincerely,
Ted Pompa
Tri-Valley Corporation
661-864-0500 phone
661-864-0600 fax
tpompa@tri-valleycorp.com